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                                                                    EXHIBIT 11.1

                          NEXSTAR PHARMACEUTICALS, INC.

                        COMPUTATION OF NET LOSS PER SHARE




                                                    YEARS ENDED DECEMBER 31,
                                        ------------------------------------------------
                                            1997              1996              1995
                                        ------------      ------------      ------------
Net loss .............................  $(43,910,000)     $(22,981,000)     $(36,631,000)
                                        ============      ============      ============

Applicable common shares:
Weighted average shares outstanding
    during the period ................    26,692,000        26,029,000        23,374,000
                                        ============      ============      ============

Net loss per common share ............  $      (1.65)     $      (0.88)     $      (1.57)
                                        ============      ============      ============